Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Reaffirms 7% to 9% Annualized Growth Target Through 2025; Now Expects to Sign 5 GW of Renewables Under Long-Term Contracts in 2021

Strategic Accomplishments
•Signed 4 GW of new PPAs for renewable energy projects in year-to-date 2021, increasing the backlog to 9.2 GW
•Based on year-to-date 2021 progress, increasing full year 2021 target to sign renewables under long-term PPAs to 5 GW, from 4 GW
•Received approval from the California State Water Resource Control Board for a two-year extension through 2023 for the operation of the 876 MW Southland Redondo Beach facility
•Fluence completed its Initial Public Offering and began trading on October 28, 2021

Q3 2021 Financial Highlights
•Diluted EPS of $0.48, compared to ($0.50) in Q3 2020
•Adjusted EPS1 of $0.50, compared to $0.42 in Q3 2020

Financial Position and Outlook
•Reaffirming 2021 Adjusted EPS1 guidance range of $1.50 to $1.58; now expecting low end of the range due to a non-cash adjustment related to equity units issued in March 2021, as a result of an updated interpretation of accounting literature
•Reaffirming 7% to 9% annualized growth target through 2025, off a base year of 2020

ARLINGTON, Va., November 3, 2021 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended September 30, 2021.

"We continue to capitalize on our leadership position in the transformation of the electricity sector. With our progress year-to-date, we now expect to add 5 GW of renewables to our backlog this year, representing a 25% increase from our prior target and 66% more than in 2020. Our backlog is now the highest in our history at 9.2 GW, with 60% in the United States," said Andrés Gluski, AES President and Chief Executive Officer. "At the same time, our positive momentum continues at our AES Next technology businesses, including the public listing of Fluence, a leading pure-play energy storage technology provider and expanding our partnership with Google through the Nest Renew product."

"Our year-to-date financial performance reflects the strength of our underlying business. We remain on track to achieve our 2021 cash flow and credit goals while making good progress in advancing the growth of AES Clean Energy and our technology businesses," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "Based on our current outlook, we are confident in our 7% to 9% annualized growth target through 2025."

Key Q3 2021 Financial Results

Third quarter 2021 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.48, an increase of $0.98 compared to third quarter 2020, primarily reflecting higher impairments and losses on sale of businesses in 2020, and higher contributions from renewables growth and the Southland portfolio in the United States. These positive drivers were partially offset by higher income tax expense and lower margins from the Company's South America Strategic Business Unit (SBU).

Third quarter 2021 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.50, an increase of $0.08 compared to third quarter 2020, primarily reflecting higher contributions from renewables growth and the Southland portfolio in the United States, as well as lower Parent Company interest expense. These positive drivers were partially offset by lower contributions from the Company's South America SBU.

Detailed Strategic Overview

AES is leading the industry's transition to clean energy by investing in clean power growth and innovative technology businesses. The Company is well-positioned to benefit from very favorable trends in clean power generation, distribution, and supporting technologies.

•Year-to-date 2021, the Company completed construction or the acquisition of 643 MW of renewables and energy storage, primarily including:
◦344 MW of solar and solar plus storage in the US at AES Clean Energy;
◦159 MW Mandacaru and Salinas wind facility in Brazil;
◦59 MW San Fernando solar facility in Colombia; and
◦50 MW Bayasol solar facility in the Dominican Republic.
•Since the Company’s second quarter 2021 earnings call in August, the Company has signed 1,088 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA), primarily including 1,076 MW of solar, energy storage and wind at AES Clean Energy in the US.
•Year-to-date 2021, the Company signed or agreed to acquire 4,000 MW of renewables and energy storage under long-term PPAs, bringing the Company’s backlog to 9,213 MW expected to be completed through 2024, including:
◦2,645 MW under construction; and
◦6,568 MW of renewables signed under long-term PPAs.
•Fluence, the Company's energy storage joint venture, completed its Initial Public Offering (IPO) in November 2021 (NASDAQ: FLNC). Following the IPO, the Company's ownership interest in Fluence is approximately 34%.

Guidance and Expectations1

The Company is reaffirming its 2021 Adjusted EPS1 guidance of $1.50 to $1.58, but now expects to be at the low end of the range reflecting a $0.07 per share non-cash adjustment to include approximately 40 million shares underlying the purchase contract component of the equity units issued in March 2021 in the Company's EPS calculations. This adjustment follows an updated interpretation of the accounting for the equity units. Prior guidance, which was based on market practice and supported by accounting literature and the Company's external auditors, assumed these additional shares would be included only upon settlement of the equity units in 2024; therefore, the Company is reaffirming its 7% to 9% annualized growth rate target through 2025, from a base year of 2020.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2021. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Thursday, November 4, 2021 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-844-200-6205 at least ten minutes before the start of the call. International callers should dial +1-929-526-1599. The Participant Access Code for this call is 171597. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2020 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2020 Annual Report on Form 10-K filed February 24, 2021 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

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THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Revenue:
Regulated	$768	$680	$2,147	$2,016
Non-Regulated	2,268	1,865	6,224	5,084
Total revenue	3,036	2,545	8,371	7,100
Cost of Sales:
Regulated	(644)	(548)	(1,806)	(1,675)
Non-Regulated	(1,632)	(1,241)	(4,413)	(3,638)
Total cost of sales	(2,276)	(1,789)	(6,219)	(5,313)
Operating margin	760	756	2,152	1,787
General and administrative expenses	(39)	(41)	(130)	(119)
Interest expense	(242)	(290)	(669)	(741)
Interest income	71	64	212	198
Loss on extinguishment of debt	(22)	(54)	(41)	(95)
Other expense	(12)	(20)	(32)	(27)
Other income	48	6	274	60
Gain (loss) on disposal and sale of business interests	22	(90)	81	(117)
Asset impairment expense	(29)	(849)	(1,374)	(855)
Foreign currency transaction gains (losses)	29	2	(8)	20
Other non-operating expense	—	—	—	(202)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	586	(516)	465	(91)
Income tax benefit (expense)	(126)	147	(75)	(55)
Net equity in earnings (losses) of affiliates	25	(112)	(15)	(106)
INCOME (LOSS) FROM CONTINUING OPERATIONS	485	(481)	375	(252)
Gain from disposal of discontinued businesses	—	—	4	3
NET INCOME (LOSS)	485	(481)	379	(249)
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	(142)	148	(156)	(23)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$343	$(333)	$223	$(272)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$343	$(333)	$219	$(275)
Income from discontinued operations, net of tax	—	—	4	3
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$343	$(333)	$223	$(272)
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.52	$(0.50)	$0.32	$(0.41)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.52	$(0.50)	$0.33	$(0.41)
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.48	$(0.50)	$0.31	$(0.41)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.48	$(0.50)	$0.32	$(0.41)
DILUTED SHARES OUTSTANDING	710	665	700	665

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
REVENUE
US and Utilities SBU	$1,327	$1,061	$3,248	$2,945
South America SBU	896	850	2,744	2,273
MCAC SBU	559	442	1,584	1,255
Eurasia SBU	257	195	804	634
Corporate and Other	21	49	82	191
Eliminations	(24)	(52)	(91)	(198)
Total Revenue	$3,036	$2,545	$8,371	$7,100

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2021	December 31, 2020
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,411	$1,089
Restricted cash	250	297
Short-term investments	170	335
Accounts receivable, net of allowance for doubtful accounts of $9 and $13, respectively	1,400	1,300
Inventory	577	461
Prepaid expenses	133	102
Other current assets	889	726
Current held-for-sale assets	860	1,104
Total current assets	5,690	5,414
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	412	417
Electric generation, distribution assets and other	24,943	26,707
Accumulated depreciation	(8,112)	(8,472)
Construction in progress	5,545	4,174
Property, plant and equipment, net	22,788	22,826
Other Assets:
Investments in and advances to affiliates	781	835
Debt service reserves and other deposits	313	441
Goodwill	1,110	1,061
Other intangible assets, net of accumulated amortization of $379 and $330, respectively	928	827
Deferred income taxes	314	288
Other noncurrent assets, net of allowance of $23 and $21, respectively	1,917	1,660
Noncurrent held-for-sale assets	1,189	1,251
Total other assets	6,552	6,363
TOTAL ASSETS	$35,030	$34,603
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,015	$1,156
Accrued interest	220	191
Accrued non-income taxes	237	257
Deferred income	84	438
Accrued and other liabilities	1,053	1,223
Non-recourse debt, including $324 and $336, respectively, related to variable interest entities	1,494	1,430
Current held-for-sale liabilities	555	667
Total current liabilities	4,658	5,362
NONCURRENT LIABILITIES
Recourse debt	3,393	3,446
Non-recourse debt, including $3,990 and $3,918, respectively, related to variable interest entities	15,124	15,005
Deferred income taxes	1,144	1,100
Other noncurrent liabilities	3,214	3,241
Noncurrent held-for-sale liabilities	799	857
Total noncurrent liabilities	23,674	23,649
Commitments and Contingencies
Redeemable stock of subsidiaries	934	872
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,500 issued and outstanding at September 30, 2021)	1,043	—
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,717,043 issued and 666,713,829 outstanding at September 30, 2021 and 818,398,654 issued and 665,370,128 outstanding at December 31, 2020)	8	8
Additional paid-in capital	7,099	7,561
Accumulated deficit	(457)	(680)
Accumulated other comprehensive loss	(2,365)	(2,397)
Treasury stock, at cost (152,003,214 and 153,028,526 shares at September 30, 2021 and December 31, 2020, respectively)	(1,846)	(1,858)
Total AES Corporation stockholders’ equity	3,482	2,634
NONCONTROLLING INTERESTS	2,282	2,086
Total equity	5,764	4,720
TOTAL LIABILITIES AND EQUITY	$35,030	$34,603

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020		2021	2020
	(in millions)			(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$485	$(481)		$379	$(249)
Adjustments to net income (loss):
Depreciation and amortization	257	264		795	803
Loss (gain) on disposal and sale of business interests	(22)	90		(81)	117
Impairment expense	29	849		1,374	1,057
Deferred income taxes	(4)	(396)		(77)	(342)
Loss on extinguishment of debt	22	54		41	95
Gain on sale and disposal of assets	(29)	3		(9)	(37)
Gain on remeasurement to acquisition date fair value	(8)	—		(220)	—
Loss of affiliates, net of dividends	(18)	114		28	116
Other	100	111		363	134
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	2	(10)		(118)	(40)
(Increase) decrease in inventory	(77)	31		(70)	(15)
(Increase) decrease in prepaid expenses and other current assets	(23)	—		(36)	33
(Increase) decrease in other assets	17	(177)		25	(252)
Increase (decrease) in accounts payable and other current liabilities	35	(17)		(257)	(98)
Increase (decrease) in income tax payables, net and other tax payables	64	129		(375)	62
Increase (decrease) in deferred income	(53)	567		(360)	606
Increase (decrease) in other liabilities	(2)	136		(23)	97
Net cash provided by operating activities	775	1,267		1,379	2,087
INVESTING ACTIVITIES:
Capital expenditures	(535)	(413)		(1,534)	(1,375)
Acquisitions of business interests, net of cash and restricted cash acquired	(12)	(10)		(93)	(94)
Proceeds from the sale of business interests, net of cash and restricted cash sold	33	(3)		91	41
Sale of short-term investments	209	98		525	439
Purchase of short-term investments	(114)	(83)		(372)	(546)
Contributions and loans to equity affiliates	(148)	(108)		(321)	(286)
Affiliate repayments and returns of capital	103	77		195	110
Other investing	(119)	(53)		(219)	(145)
Net cash used in investing activities	(583)	(495)		(1,728)	(1,856)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	253	781		1,251	2,099
Repayments under the revolving credit facilities	(99)	(557)		(1,031)	(1,515)
Issuance of recourse debt	—	22		7	1,619
Repayments of recourse debt	—	—		(7)	(1,596)
Issuance of non-recourse debt	278	2,316		978	4,229
Repayments of non-recourse debt	(403)	(2,688)		(1,342)	(3,451)
Payments for financing fees	(7)	(33)		(19)	(79)
Distributions to noncontrolling interests	(44)	(95)		(173)	(194)
Acquisitions of noncontrolling interests	—	(240)		(17)	(240)
Contributions from noncontrolling interests	—	—		95	—
Sales to noncontrolling interests	61	28	Sales to noncontrolling interests	81	41
Issuance of preferred shares in subsidiaries	—	113		151	113
Issuance of preferred stock	(1)	—		1,014	—
Dividends paid on AES common stock	(101)	(96)		(301)	(286)
Payments for financed capital expenditures	(2)	(20)		(6)	(59)
Other financing	(96)	(32)		(160)	(24)
Net cash provided by financing activities	(161)	(501)		521	657
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(21)	4		(25)	(33)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(62)	(1)		—	(46)
Total increase in cash, cash equivalents and restricted cash	(52)	274		147	809
Cash, cash equivalents and restricted cash, beginning	2,026	2,107		1,827	1,572
Cash, cash equivalents and restricted cash, ending	$1,974	$2,381		$1,974	$2,381
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$170	$160		$576	$618
Cash payments for income taxes, net of refunds	35	82		407	258
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Notes payable issued for the acquisition of business interests	$258	$—		258	—
Non-cash consideration transferred for the Clean Energy transaction	$—	$—		99	—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020			Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$343	$0.48		$(333)	$(0.50)		$219	$0.31		$(275)	$(0.41)
Add: Income tax expense (benefit) from continuing operations attributable to AES	151			(98)			91			38
Pre-tax contribution	$494			$(431)			$310			$(237)
Adjustments
Unrealized derivative and equity securities losses (gains)	$(53)	$(0.07)	(2)	$26	$0.04	(3)	$24	$0.03	(4)	$24	$0.04	(3)
Unrealized foreign currency losses (gains)	11	0.01		(4)	—		5	0.01		(7)	(0.01)
Disposition/acquisition losses (gains)	(33)	(0.05)	(5)	100	0.15	(6)	(277)	(0.40)	(7)	130	0.20	(8)
Impairment losses	18	0.03	(9)	657	0.98	(10)	1,121	1.61	(11)	878	1.31	(12)
Loss on extinguishment of debt	27	0.04	(13)	55	0.08	(14)	51	0.07	(15)	103	0.15	(16)
Net gains from early contract terminations at Angamos	(36)	(0.05)	(17)	(72)	(0.11)	(18)	(256)	(0.37)	(17)	(72)	(0.11)	(18)
U.S. Tax Law Reform Impact		—			—			—			0.02	(19)
Less: Net income tax expense (benefit)		0.11	(20)		(0.22)	(21)		(0.19)	(22)		(0.23)	(21)
Adjusted PTC and Adjusted EPS	$428	$0.50		$331	$0.42		$978	$1.07		$819	$0.96
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2) Amount primarily relates to unrealized gains on power and commodities swaps at Southland of $22 million, or $0.03 per share, and unrealized gains on foreign currency derivatives in Argentina associated with government receivables of $15 million, or $0.02 per share, and in Brazil of $11 million, or $0.02 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(3) Amounts primarily relate to unrealized derivative losses at Southland of $20 million, or $0.03 per share, for the three months ended September 30, 2020, and unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $18 million, or $0.03 per share, for the nine months ended September 30, 2020.
(4) Amount primarily relates to net unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $26 million, or $0.04 per share.
(5) Amount primarily relates to a gain on remeasurement of contingent consideration at Clean Energy of $24 million, or $0.03 per share, and gain on sale of Guacolda of $22 million, or $0.03 per share, partially offset by loss on Uplight transaction with shareholders of $11 million, or $0.02 per share.
(6) Amount primarily relates to loss on sale of Uruguaiana of $85 million, or $0.13 per share, and advisor fees associated with the successful acquisition of additional ownership interest in AES Brasil of $9 million, or $0.01 per share.
(7) Amount primarily relates to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $214 million, or $0.31 per share, and gain on Fluence issuance of shares of $60 million, or $0.09 per share, a gain on remeasurement of contingent consideration at Clean Energy of $24 million, or $0.03 per share, and gain on sale of Guacolda of $22 million, or $0.03 per share, partially offset by day-one loss recognized at commencement of a sales-type lease at AES Renewable Holdings of $13 million, or $0.02 per share, and loss on Uplight transaction with shareholders of $11 million, or $0.02 per share.
(8) Amount primarily relates to loss on sale of Uruguaiana of $85 million, or $0.13 per share, loss on sale of the Kazakhstan HPPs of $30 million, or $0.05 per share, as result of the final arbitration decision, and advisor fees associated with the successful acquisition of additional ownership interest in AES Brasil of $9 million, or $0.01 per share.
(9) Amount primarily relates to asset impairments at Clean Energy of $14 million, or $0.02 per share, and at Panama of $5 million, or $0.01 per share.
(10) Amount primarily relates to asset impairments at AES Andes of $523 million, or $0.78 per share, at our Guacolda equity affiliate impacting equity earnings by $81 million, or $0.12 per share, at Hawaii of $38 million, or $0.06 per share, and at Panama of $15 million, or $0.02 per share.
(11) Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.77 per share, at Puerto Rico of $475 million, or $0.68 per share, at Mountain View of $67 million, or $0.10 per share, at our sPower equity affiliate, impacting equity earnings by $21 million, or $0.03 per share, and at Clean Energy of $14 million, or $0.02 per share.
(12) Amount relates to asset impairments at AES Andes of $527 million, or $0.79 per share, other-than-temporary impairment of OPGC of $201 million, or $0.30 per share, impairment at our Guacolda equity affiliate impacting equity earnings by $81 million, or $0.12 per share, impairment at Hawaii of $38 million, or $0.06 per share, impairment at Panama of $15 million, or $0.02 per share, and impairments at our sPower equity affiliate, impacting equity earnings by $16 million, or $0.02 per share.
(13) Amount relates to losses on early retirement of debt at AES Andes of $15 million, or $0.02 per share, and Argentina of $8 million, or $0.01 per share.
(14) Amount primarily relates to losses on early retirement of debt at DPL of $32 million, or $0.05 per share, Panama of $11 million, or $0.02 per share, and Angamos of $10 million, or $0.01 per share.
(15) Amount primarily relates to losses on early retirement of debt at Andres and Los Mina of $15 million, or $0.02 per share, at AES Andes of $15 million, or $0.02 per share, and at Argentina of $8 million, or $0.01 per share.
(16)    Amount primarily relates to losses on early retirement of debt at the Parent Company of $37 million, or $0.06 per share, DPL of $32 million, or $0.05 per share, Panama of $11 million, or $0.02 per share, and Angamos of $10 million, or $0.02 per share.
(17)    Amounts relate to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $37 million, or $0.05 per share, and $256 million, or $0.37 per share, for the three and nine months ended September 30, 2021, respectively.
(18)    Amounts relate to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $72 million, or $0.11 per share.
(19)    Amount represents adjustment to tax law reform remeasurement due to incremental deferred taxes related to DPL of $16 million, or $0.02 per share.
(20)    Amount primarily relates to a reduction in the income tax benefit associated with the impairment at Puerto Rico of $44 million, or $0.06 per share, income tax expense related to the gain on sale of Guacolda of $6 million, or $0.01 per share, and income tax expense related to the gain on remeasurement of contingent consideration at Clean Energy of $6 million, or $0.01 per share.
(21)    Amounts primarily relate to income tax benefits associated with the impairments at AES Andes and Guacolda of $147 million, or $0.22 per share.
(22)    Amount primarily relates to income tax benefits associated with the impairments at AES Andes of $174 million, or $0.25 per share, at Puerto Rico of $70 million, or $0.10 per share, and at Mountain View of $18 million, or $0.03 per share, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $83 million, or $0.12 per share, income tax expense related to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $47 million, or $0.07 per share, and income tax expense related to the gain on Fluence issuance of shares of $13 million, or $0.02 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,024	$966	$1,203	$1,145
Returns of capital distributions to Parent & QHCs	(118)	(118)	45	45
Total subsidiary distributions & returns of capital to Parent	$906	$848	$1,248	$1,190
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$278	$164	$247	$335
Returns of capital distributions to Parent & QHCs	—	—	—	(118)
Total subsidiary distributions & returns of capital to Parent	$278	$164	$247	$217

(in millions)	Balance at
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$338	$373	$565	$71
Availability under credit facilities	1,175	941	916	853
Ending liquidity	$1,513	$1,314	$1,481	$924

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.